Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated January 11, 2024

Pricing Supplement No. [ ] dated [ ], 2024

(To WFS Product Supplement No. 4 dated February 24, 2023,

Underlier Supplement No. 38 dated December 21, 2023,

Prospectus Supplement dated February 13, 2023

and Prospectus dated February 13, 2023)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Index and ETF Linked Notes

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

■ Linked to the lowest performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF (each referred to as an “underlier”)

■ The return on your securities is linked, in part, to the performance of the Invesco S&P 500® Equal Weight ETF (the “fund”), and not to that of the S&P 500® Equal Weight Index (the “fund underlying index”) on which the fund is based.

■ Potential for a positive return at maturity based on the performance of the lowest performing underlier. The lowest performing underlier is the underlier that has the lowest underlier return (i.e., the lowest percentage change from its starting value to its ending value). The maturity payment amount will reflect the following terms:

■If the closing value of the lowest performing underlier increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the level of the lowest performing underlier from its starting value, subject to a maximum return at maturity of at least 18.60% (to be determined on the pricing date) of the face amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,186.00

■If the closing value of the lowest performing underlier decreases, you will receive the face amount, but you will not receive any positive return on your investment

■  Repayment of principal at maturity regardless of the performance of the lowest performing underlier (subject to issuer and guarantor credit risk)

■  Your return on the notes will depend solely on the performance of the lowest performing underlier. You will not benefit in any way from the performance of the better performing underlier. Therefore, you will be adversely affected if any underlier performs poorly, even if the other underlier performs favorably.

■ All payments on the notes are subject to credit risk, and you will have no ability to pursue the fund or any securities included in any underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■ No periodic interest payments or dividends

■ No exchange listing; designed to be held to maturity

The estimated value of your notes at the time the terms of your notes are set on the pricing date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your notes, if it makes a market in the notes, see page PS-8.

The notes have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-8.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Note	$1,000.00	up to $30.75	$969.25
Total

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-24.

(2) In addition to the 3.075%, GS&Co. may pay to selected securities dealers a fee of up to 0.30% of the face amount in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Terms of the Notes

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The Russell 2000® Index (the “index”) and the Invesco S&P 500® Equal Weight ETF (the “fund”) (each referred to as an “underlier,” and collectively as the “underliers”). The index is not a multiple exchange index for purposes of the accompanying product supplement.

Fund Underlying Index:	With respect to the Invesco S&P 500® Equal Weight ETF, the S&P 500® Equal Weight Index
Pricing Date*:	January 11, 2024.
Original Issue Date*:	January 17, 2024.
Original Offering Price:	$1,000 per note.
Face Amount:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a face amount of $1,000.
Principal Amount:	On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:

• if the ending value of the lowest performing underlier is greater than its starting value: $1,000 plus the lesser of:

(i) $1,000 × underlier return of the lowest performing underlier × upside participation rate; and

(ii) the maximum return; or

 • if the ending value of the lowest performing underlier is less than or equal to its starting value: $1,000

If the ending value of the lowest performing underlier is less than its starting value, you will not receive any positive return on the notes
Stated Maturity Date*:	July 16, 2026, subject to postponement. The notes are not subject to redemption by GS Finance Corp. or repayment at the option of any holder of the notes prior to the stated maturity date.
Starting Value:	With respect to the Russell 2000® Index: , its closing value on the pricing date. With respect to the Invesco S&P 500® Equal Weight ETF: , its closing value on the pricing date.
Closing Value:	With respect to the index on any trading day, its closing level on that trading day. With respect to the fund on any trading day, its fund closing price on that trading day.
Closing Level:

With respect to the index, closing level has the meaning set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Index—Certain Definitions” in the accompanying product supplement.

Fund Closing Price:

With respect to the fund, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes —Certain Terms for Notes Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Ending Value:	The “ending value” of an underlier will be its closing value on the calculation day.
Maximum Return:

The “maximum return” will be determined on the pricing date and will be at least 18.60% of the face amount per note (at least $186.00 per note). As a result of the maximum return, the maximum maturity payment amount will be at least $1,186.00 per note.

Upside Participation Rate:	100%.
Underlier Return:	The “underlier return” of an underlier is the percentage change from its starting value to its ending value, measured as follows: ending value – starting value starting value
Calculation Day*:	July 13, 2026, subject to postponement.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to an Index—Market Disruption Events” and “General Terms of the Notes —Certain Terms for Notes Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40057XUN3

________________________

* To the extent that we make any change to the expected pricing date or expected original issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Additional Information About the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with WFS product supplement no. 4 dated February 24, 2023, the underlier supplement no. 38 dated December 21, 2023, the prospectus supplement dated February 13, 2023 and the prospectus dated February 13, 2023 for additional information about the notes. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 4 dated February 24, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000156459023002398/gs-424b2.htm

• Underlier Supplement No. 38 dated December 21, 2023:

https://www.sec.gov/Archives/edgar/data/1419828/000095017023072308/underlier_supplement_no.htm

• Prospectus Supplement dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036241/d407224d424b2.htm

• Prospectus dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036147/d457531d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying underlier supplement to “trade date” shall be deemed to refer to “pricing date”.

The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Notes

The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original offering price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for investors who:

▪
seek exposure to the upside performance of the lowest performing underlier, if any, without exposure to any decline in the lowest performing underlier, by:
▪
participating 100% in the percentage increase, if any, in the value of the lowest performing underlier from its starting value to its ending value, subject to the maximum return at maturity of at least 18.60% (to be determined on the pricing date) of the face amount; and
▪
providing for the repayment of the face amount at maturity regardless of the performance of the lowest performing underlier;
▪
understand that the return on the notes will depend solely on the performance of the lowest performing underlier and that they will not benefit in any way from the performance of the better performing underlier;
▪
understand that the notes are riskier than alternative investments linked to only one of the underliers or linked to a basket composed of each underlier;
▪
are willing to forgo interest payments on the notes and dividends on the shares of the fund and securities included in the underliers; and
▪
are willing to hold the notes until maturity.

The notes may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the notes to maturity;
▪
seek certainty of receiving a positive return on their investment;
▪
seek uncapped exposure to the upside performance of the lowest performing underlier;
▪
seek exposure to a basket composed of each underlier or a similar investment in which the overall return is based on a blend of the performances of the underliers, rather than solely on the lowest performing underlier;
▪
are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪
seek current income;
▪
are unwilling to accept the risk of exposure to the underliers;
▪
seek exposure to the underliers but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the notes;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the underliers generally, or to the exposure to the underliers that the notes provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the notes. For more information about the underliers, please see the sections titled “The Russell 2000® Index” and “The Invesco S&P 500® Equal Weight ETF” below.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:

Step 1: Determine which underlier is the lowest performing underlier. The lowest performing underlier is the underlier with the lowest underlier return, calculated for each underlier as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the underlier return of the lowest performing underlier, as follows:

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Selected Risk Considerations

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 38 and under “Risk Factors” in the accompanying WFS product supplement no. 4. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 38 and the accompanying WFS product supplement no. 4. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Notes.

The original offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Notes”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the notes. See “Risk Factors — Your Notes May Not Have an Active Trading Market” in the accompanying product supplement.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Amount Payable on Your Notes Is Not Linked to the Closing Value of the Underliers at Any Time Other Than the Calculation Day.

The ending value of each underlier will be based on the closing value of such underlier on the calculation day (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing value of one underlier dropped precipitously on the calculation day, the maturity payment amount for your notes may be significantly less than it would have been had the maturity payment amount been linked to the closing value of the underlier prior to such drop. Although the actual closing values of the underliers on the stated maturity date or at other times during the life of your notes may be higher than the closing values of the underliers on the calculation day, you will not benefit from the closing values of the underliers at any time other than on the calculation day.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Because the Notes Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Receiving No Positive Return on Your Investment Than If the Notes Were Linked to Just One Underlier.

The risk that you will receive no positive return on your investment is greater if you invest in the notes as opposed to substantially similar notes that are linked to the performance of just one underlier. With multiple underliers, it is more likely that at least one underlier will close below its starting value on the calculation day, than if the notes were linked to only one underlier. Therefore, it is more likely that you will not receive a positive return on your investment.

Movements in the values of the underliers may be correlated or uncorrelated at different times during the term of the notes and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the notes. For example, if the underliers are negatively correlated on the calculation day and the value of one underlier increases, it is likely that the other underlier will decrease and such decrease could cause one or more of the underliers to close below its starting value on the calculation day.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

You May Receive Only the Face Amount of Your Notes at Maturity.

If the ending value of the lowest performing underlier is less than its starting value, the maturity payment amount will be limited to the face amount. Even if the amount paid on your notes at maturity exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a note with the same stated maturity that bears interest at the prevailing market rate.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlier.

The maturity payment amount will be based on the lowest performing underlier without regard to the performance of the other underlier. As a result, you would receive no return on your initial investment if the ending value of the lowest performing underlier is less than its starting value, even if there is an increase in the level of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lowest performing underlier.

Your Notes Do Not Bear Interest.

You will not receive any interest payments on your notes. As a result, even if the maturity payment amount payable for your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Potential for the Value of Your Notes to Increase Will Be Limited.

Your ability to participate in any change in the value of any underlier over the life of your notes will be limited because of the maximum return. The maximum return will limit the maturity payment amount you may receive for each of your notes at maturity, no matter how much the level of any underlier may rise beyond its starting value over the life of your notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underliers.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Fund or Any Underlier Stock.

Investing in your notes will not make you a holder of any shares of the fund or any underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the fund or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the fund or the underlier stocks or any other rights of a holder of any shares of the fund or the underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the fund or any underlier stocks.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your notes, including:

●
the levels of the underliers;
●
the volatility — i.e., the frequency and magnitude of changes — in the levels of the underliers;
●
the correlation among the underliers — i.e., the extent to which the levels of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●
the dividend rates of the underlier stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the levels of the underliers;
●
interest rates and yield rates in the market;
●
the time remaining until your notes mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

These factors will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market-making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes or less than you would have received had you held your notes to maturity.

You cannot predict the future levels of the underliers based on their historical fluctuations. The actual levels of the underliers over the life of the notes may bear little or no relation to the historical closing values of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

Additional Risks Related to the Index

There are Small-Capitalization Stock Risks Associated with the Index.

The index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlier may be more volatile than an underlier in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Additional Risks Related to the Fund

Except to the Extent The Goldman Sachs Group, Inc. or Wells Fargo & Company (the Parent Company of WFS) Is a Company Whose Common Stock Is Currently Held by the Fund and Is a Company Whose Common Stock Comprises Its Fund Underlying Index, and Except to the Extent that GS&Co., WFS and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of the Fund, There Is No Affiliation Between the Fund Investment Advisor or the Sponsor of the Fund’s Fund Underlying Index and Us or WFS.

The common stock of The Goldman Sachs Group, Inc. and the common stock of Wells Fargo & Company (the parent company of WFS) are each one of the underlier stocks comprising the S&P 500® Equal Weight Index, and are each one of the common stocks currently held by the fund. In addition, GS&Co., WFS and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the fund, and, at any time, may hold shares of the fund. Goldman Sachs is not otherwise affiliated with the fund investment advisor, sponsor of the fund’s fund underlying index or the issuers of the underlier stocks. We or our affiliates may currently or from time to time in the future engage in business with the fund investment advisor, sponsor of the fund’s fund underlying index or the issuers of the underlier stocks. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the fund, the fund underlying index or the issuers of the underlier stocks. You, as an investor in your notes, should make your own investigation into the fund, the fund underlying index and the issuers of the underlier stocks.

Other than as set forth herein with respect to The Goldman Sachs Group, Inc., neither the fund investment advisor nor any of the other issuers of the underlier stocks are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the fund investment advisor nor any issuer of the underliers has any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

The Policies of the Fund’s Investment Advisor and the Sponsor of the Fund’s Fund Underlying Index Could Affect the Amount Payable on Your Notes and Their Market Value.

The fund’s investment advisor, may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the ETF investment advisor concerning the calculation of the net asset value of the fund, additions, deletions or substitutions of securities in the fund and the manner in which changes affecting the fund underlying index are reflected in the fund that could affect the market price of the shares of the fund, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the ETF investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the fund, or if the ETF investment advisor discontinues or suspends calculation or publication of the net asset value of the fund, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing value of the fund on the calculation day — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

In addition, the sponsor of the fund’s fund underlying index owns the fund underlying index and is responsible for the design and maintenance of its fund underlying index. The policies of the sponsor of the fund’s fund underlying index concerning the calculation of its fund underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its fund underlying index, could affect the level of its fund underlying index and, consequently, could affect the market price of shares of the fund and, therefore, the amount payable on your notes and their market value.

There Is No Assurance That an Active Trading Market Will Continue for the Fund or That There Will Be Liquidity in Any Such Trading Market; Further, the Fund Is Subject to Management Risks, Securities Lending Risks and Custody Risks.

Although the shares of the fund and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the fund or that there will be liquidity in the trading market.

In addition, the fund is subject to management risk, which is the risk that the ETF investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The fund is also not actively managed and may be affected by a general decline in market segments relating to its fund underlying index. The ETF investment advisor invests in securities included in, or representative of, its fund underlying index regardless of their investment merits. The ETF investment advisor does not attempt to take defensive positions in declining markets. In addition, the fund investment advisor may be permitted to engage in securities lending with respect to a portion of the underlier’s total assets, which could subject the fund to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the fund is subject to listing standards adopted by the securities exchange on which the underlier is listed for trading. There can be no assurance that the fund will continue to meet the applicable listing requirements, or that the fund will not be delisted.

The Fund and Its Fund Underlying Index Are Different and the Performance of the Fund May Not Correlate With the Performance of Its Fund Underlying Index.

The fund may not hold all or substantially all of the equity securities included in its fund underlying index and may hold securities or assets not included in its fund underlying index. For example, it is possible that the fund may not always fully replicate the performance of its fund underlying index due to unavailability of certain fund underlying index securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). Further, although the fund seeks to track the performance of its fund underlying index, the fund’s return may not match or achieve a high degree of correlation with the return of its fund underlying index due to, among other things, transaction costs.

In addition, the performance of the fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index and this may increase the tracking error of the fund. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the fund and its fund underlying index. Finally, because the shares of the fund are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the fund may differ from the net asset value per share of the fund.

For all of the foregoing reasons, the performance of the fund may not correlate with the performance of its fund underlying index. Consequently, the return on the notes will not be the same as investing directly in the underlier or in its fund underlying index or in the underlier stocks or in its fund underlying index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its fund underlying index.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.

Your Notes Will Be Treated as Debt Instruments Subject to Special Rules Governing Contingent Payment Debt Instruments for U.S. Federal Income Tax Purposes.

The notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale, exchange or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different. Please see “Supplemental Discussion of U.S. Federal Income Tax Considerations” below for a more detailed discussion. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount note on a hypothetical offering of notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting value. The hypothetical starting value of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any underlier. The actual starting value for each underlier will be determined on the pricing date and will be set forth under “Terms of the Notes” above. For historical data regarding the actual closing values of the underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the notes for $1,000 per note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the notes. The performance of the better performing underlier is not relevant to your return on the notes.

Upside Participation Rate:	100.00%
Hypothetical Maximum Return:	18.60% or $186.00 per note (the lowest possible maximum return that may be determined on the pricing date)
Hypothetical Starting Value:	For each underlier, 100.00

Hypothetical Payout Profile

Lowest Performing Underlier Performance
Security Performance
100%
50%
18.6%
0%
-50%
-100%
100% of Underlier
return to maximum
-100%
-50%
0%
18.6%
50%
100%
Hypothetical pre-tax total rate of return
Hypothetical underlier return of the lowest performing underlier

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Hypothetical Returns

Hypothetical ending value of the lowest performing underlier	Hypothetical underlier return of the lowest performing underlier (1)	Hypothetical maturity payment amount per note	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$1,186.00	18.60%
175.00	75.00%	$1,186.00	18.60%
150.00	50.00%	$1,186.00	18.60%
140.00	40.00%	$1,186.00	18.60%
130.00	30.00%	$1,186.00	18.60%
125.00	25.00%	$1,186.00	18.60%
118.60	18.60%	$1,186.00	18.60%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
102.50	2.50%	$1,025.00	2.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
60.00	-40.00%	$1,000.00	0.00%
50.00	-50.00%	$1,000.00	0.00%
25.00	-75.00%	$1,000.00	0.00%
0.00	-100.00%	$1,000.00	0.00%

(1) The underlier return of the lowest performing underlier is equal to the percentage change from its starting value to its ending value (i.e., the ending value of the lowest performing underlier minus its starting value, divided by its starting value).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per note to the face amount of $1,000.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Hypothetical Examples

Example 1. The ending value of the lowest performing underlier is greater than its starting value and the maturity payment amount is greater than the face amount and reflects a return that is less than the maximum return:

	Russell 2000® Index	Invesco S&P 500® Equal Weight ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	105.00	$130.00
Hypothetical underlier return (ending value – starting value)/starting value:	5.00%	30.00%

Step 1: Determine which underlier is the lowest performing underlier.

In this example, the Russell 2000® Index has the lowest underlier return and is, therefore, the lowest performing underlier.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier.

Because the hypothetical ending value of the lowest performing underlier is greater than its hypothetical starting value, the maturity payment amount per note would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i) $1,000 × underlier return of the lowest performing underlier × upside participation rate

$1,000 × 5.00% × 100.00%

= $50.00; and

(ii) the maximum return of $186.00

On the stated maturity date, you would receive $1,050.00 per note.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Example 2. The ending value of the lowest performing underlier is greater than its starting value and the maturity payment amount is greater than the face amount and reflects a return equal to the maximum return:

	Russell 2000® Index	Invesco S&P 500® Equal Weight ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	160.00	$150.00
Hypothetical underlier return (ending value – starting value)/starting value:	60.00%	50.00%

Step 1: Determine which underlier is the lowest performing underlier.

In this example, the Invesco S&P 500® Equal Weight ETF has the lowest underlier return and is, therefore, the lowest performing underlier.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier.

Because the hypothetical ending value of the lowest performing underlier is greater than its hypothetical starting value, the maturity payment amount per note would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i) $1,000 × underlier return of the lowest performing underlier × upside participation rate

$1,000 × 50.00% × 100.00%

= $500.00; and

(ii) the maximum return of $186.00

On the stated maturity date, you would receive $1,186.00 per note, which is the maximum maturity payment amount.

Example 3. The ending value of the lowest performing underlier is less than its starting value and the maturity payment amount is equal to the face amount:

	Russell 2000® Index	Invesco S&P 500® Equal Weight ETF
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	95.00	$110.00
Hypothetical underlier return (ending value – starting value)/starting value:	-5.00%	10.00%

Step 1: Determine which underlier is the lowest performing underlier.

In this example, the Russell 2000® Index has the lowest underlier return and is, therefore, the lowest performing underlier.

Step 2: Determine the maturity payment amount based on the underlier return of the lowest performing underlier.

Because the hypothetical ending value of the lowest performing underlier is less than its hypothetical starting value, the maturity payment amount per note would equal the face amount.

On the stated maturity date, you would receive $1,000.00 per note.

This example illustrates that the notes provide for the repayment of the face amount at maturity even in scenarios in which the level of the lowest performing underlier declines significantly from its starting value (subject to issuer and guarantor credit risk).

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — Russell 2000® Index” on page S-79 of the accompanying underlier supplement no. 38.

Historical Information

The closing level of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or the underlier stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered notes, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the underlier from January 1, 2019 through January 9, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the underlier in the graph below from Bloomberg Financial Services, without independent verification. Although the official closing levels of the Russell 2000® Index are published to six decimal places by the underlier sponsor, Bloomberg Financial Services reports the levels of the Russell 2000® Index to fewer decimal places.

Historical Performance of the Russell 2000® Index

Closing Level
2500
2000
1500
1000
500
0
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The notes are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the notes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

The Invesco S&P 500® Equal Weight ETF

The shares of the Invesco S&P 500® Equal Weight ETF (the “underlier”) are issued by the Invesco Exchange-Traded Fund Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index (the “index”). The index consists of all of the components of the S&P 500® Index, which measures the performance of equity securities of larger U.S. companies. The index is an equal-weighted version of the S&P 500® Index.
•
The return on your securities is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The underlier employs a “full replication” methodology in seeking to track its index, meaning that it generally will invest in all of the securities comprising its index in proportion to their weightings in the index. However, under various circumstances, the underlier follows a strategy of “representative sampling”, which means the underlier’s holdings are not the same as those of its index. The performance of the underlier may significantly diverge from that of its index.
•
Invesco Capital Management LLC currently serves as the investment advisor to the underlier.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “RSP”.
•
The trust’s SEC CIK Number is 0001209466.
•
The underlier’s inception date was April 24, 2003.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlier (including its fees, top ten constituent stocks and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Historical Information

The closing price of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or the underlier stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered notes, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered notes, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the underlier from January 1, 2019 through January 9, 2024. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the closing prices of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Invesco S&P 500® Equal Weight ETF

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●
a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your notes holdings;
●
a bank;
●
a life insurance company;
●
a tax exempt organization;
●
a partnership;
●
a regulated investment company;
●
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●
a person that owns a note as a hedge or that is hedged against interest rate risks;
●
a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

●
a citizen or resident of the United States;
●
a domestic corporation;
●
an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— Non-United States Holders” below.

Your notes will be treated as debt instruments subject to the special rules governing contingent payment debt instruments for U.S. federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of your notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity.

We have determined that the comparable yield for the notes is equal to % per annum, compounded semi-annually with a projected payment at maturity of $ based on an investment of $1,000.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, we have determined that you would be required to report the following amounts as ordinary income, not taking into account any positive or negative adjustments you may be required to take into account based on the actual payments on the notes, from the note each year:

Accrual Period	Interest Deemed to Accrue During Accrual Period (per $1,000 note)	Total Interest Deemed to Have Accrued from Original Issue Date (per $1,000 note) as of End of Accrual Period through December 31, 2024
January 1, 2025 through December 31, 2025
January 1, 2026 through

You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If you purchase your notes at a price other than their adjusted issue price determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the rules governing contingent payment debt instruments) as of the time you purchase your notes. The original issue price of your notes will be the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Therefore, you may be required to make the adjustments described above even if you purchase your notes in the initial offering if you purchase your notes at a price other than the issue price.

If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated under the previous paragraph to each of interest and the projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference, if any, between the cash amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield and the projected payment schedule for your notes), and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Any gain you recognize upon the sale, exchange or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the index or on the fund during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we, or the applicable withholding agent, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the original issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a note.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Market Linked Notes—Upside Participation to a Cap and Principal Return at Maturity

Notes Linked to the Lowest Performing of the Russell 2000® Index and the Invesco S&P 500® Equal Weight ETF due July 16, 2026

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-38 of the accompanying product supplement and “Plan of Distribution - Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the notes. WFS will receive the underwriting discount of up to 3.075% of the aggregate face amount of the notes sold (up to $30.75 per $1,000 face amount of notes). The agent may resell the notes to Wells Fargo Advisors (“WFA”) at the original offering price of the notes less a concession of 2.00% of the aggregate face amount of the notes ($20.00 per $1,000 face amount of notes). In addition to the selling concession received by WFA, WFS advises that WFA may also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a note WFA sells ($0.75 per $1,000 face amount of notes). In addition, in respect of certain notes sold in this offering, GS&Co. may pay a fee of up to 0.30% of the aggregate face amount of the notes sold (up to $3.00 per $1,000 face amount of notes) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

For information related to hedging activities, see “Risk Factors — Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the notes. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.